EXHIBIT (a)(5)(b)

Targets are searched for and acquired with FLIR Laser pulse is fired to determine Range-To-Target (RTT) Processor calculates and automatically sets illuminator beam divergence and range gate using RTT data Automatically provides second laser pulse which is received by the LIVAR(r) gated camera to create a high resolution, laser illuminated image of the target Image transmitted for target confirmation User ID's target and takes appropriate action Acquire -w- FLIR ID -w- LIVAR(r) LIVAR(r) Operational Concept

Man-Portable LIVAR(r) System Revolutionary Capability in Target ID >3km Traditional FLIR for Target Detection Uses LIVAR for Target ID Provides target range $490M Worldwide Market Potential* Integral FLIR RANGE: 2km LIVAR * Company Estimate

Vehicle Mounted LIVAR(r) Systems LIVAR for Armor and Scout Vehicle Applications Allows Target ID to > 7km range Cost effective upgrade and for new systems $150M US Market Potential* Scout Vehicle Application * Company Estimate

Low Light Level Surveillance Cameras Commercial Security and Nighttime Surveillance Military Unattended Ground Sensor Performance Comparable to Gen III Night Vision Technology at 1/3 the Cost Perform 100x better than best low light CCD Offered as Complete Camera or Reference Design Kit Flexibility for OEM integration $400M Annual Market Potential* Photos provided courtesy of Cohu, Inc., Electronics Div. * Company Estimate

Head-Mounted Cameras Low Light Level Camera Module Integrated into a Head-Mounted Imaging System Gen III Night Vision Performance Coupled with a High Resolution Miniature Display $200M Annual Potential Military Market Beginning 2007* $20M Annual Potential Recreational Night Vision Market Beginning 2004* Military HMD (Conceptual) * Company Estimate

Intensified Imaging Product Family LIVAR Model 120/Commercial Camera LIVAR 2200/Portable LIVAR Sys. Model 300/Airborne Missile Tracking Model 111/Airborne LIVAR Camera 2000 2002 2001 2003 2001 2003 2006 2003 UAV (Unmanned Aerial Vehicle) CETS (Cost Effective Targeting Sys.) 2003 2004 2005 2006 EBAPS Low Light Camera Model E100/Low Light Surveillance Model E200/ Low Light Surveillance Model E300/ Low Light Surveillance Model E400/Day-Night Camera Model E4000 Head Mounted Sys. 2002 2003 2003 2003 2004 2003 2003 2003 2004 2005 Photodiode 10 Gb/s 40Gb/s 2001 2001 2002 2003 Technology Product/Application Beta* Production* * Company Estimate

Intevac 2002

AeA General Presentation

Kevin Fairbairn
President and CEO

May 14, 2002

Cautionary Disclaimer

During the course of this presentation, we will comment upon future events and make projections about the future financial performance of the Company, including statements related to the Company's expected sales, product shipments and acceptance, gross margins, operating expenses, profits, cash flow, and income tax expense. We will discuss our products, the markets they address and acceptance of those products by the market. We wish to caution you that these are forward looking statements that are based upon our current expectations, and that actual results could differ materially as a result of various risks and uncertainties, including, without limitation, the following: inability to develop and deliver new products and technologies as planned; inability to accurately forecast the demand for our products and services; the possibility that orders in backlog may be cancelled, delayed or rescheduled; and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update the forward-looking statements made during this presentation.

Introduction

2002

- Intevac Now Has Revolutionary New Intensified Imaging Products Addressing Major Markets

Historically

- Intevac Recognized As Leading Supplier of Coating Equipment for Hard Drive Media
  - >$120 million revenue 1997
  - Business depressed in recent years
  - Completed diversification into flat panel display equipment market

Future

- Company Growth Driven by Intensified Imaging Products

Intevac History


Intevac Founded
- Night Vision Division
- Vacuum System Division
Acquired from Varian
Night Vision Manufacturing $120M Shipments
Night Vision Business Sold
IPO
$66 Million Spent To Date On Development
1st Airborne LIVAR® Shipment
1st Model 120 Camera Shipment
Portable LIVAR® System
EB-CMOS Demonstration
Development
Beta
Manufacturing
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
MDP-250A Launch
First RTP Shipment
Hard Drive Disk Equipment Market Share Leader
First D Star FPD Shipment
RTP Market Share Leader

Intevac 2002

Emergence of Revolutionary Intensified Imaging Products

Extreme Long Range ID

Radar
- No Identification
- Detectable by enemy


Radar Blip


28km LIVAR® Image

LIVAR®
- Target I.D.
- Day/Night Operation
- Stealth

Long Range Night Vision

FLIR
(Forward Looking Infra Red)
- Limited Range
- Limited Resolution


FLIR Image


LIVAR® Image

LIVAR®
- Target I.D. at FLIR Detection Range
- I.D. Beyond Weapons Range
- Man-Portable

Commercial Low Light Camera

CCD Camera
- Day/Twilight Operation





EBAPS™
- Day/Night Operation
- High Resolution Video
- Low Power Consumption
- No Illumination

LIVAR® Product Applications



Target Tracking for Airborne Laser
Manned / Unmanned Airborne
Man-Portable
Land / Marine
Army Cost Effective
Targeting System
Innovation at the Speed of Light
intevac

Intensified Imaging Products

		Served Markets	Annual Market Size*
LIVAR®		Target Tracking for Airborne Laser Army Cost Effective Targeting System Manned/Unmanned Airborne Man-Portable, Land/Marine	$ 200 Million Post 2005
Extreme Low Light Video Cameras		Security Scientific Recreational Military Head Mounted	$ 400 Million
High Performance Photodiodes 10 Gb/s 40 Gb/s		Optical Communications >40 Customer Evaluations in Progress	$ 200 Million Post 2005

* *Company Estimate*

Summary

- Revolutionary Intensified Imaging Technology With Critical IP Protection
- Broad Range of Enabling Products Addressing Major Markets
  - LIVAR® Systems For High End Military Applications
  - Low Light Level Digital Cameras for High Volume Commercial Markets
  - Advanced Photodiode Devices for Optical Communications

Intevac 2002

AeA Breakout Session

Kevin Fairbairn
President and CEO
May 14, 2002

Cautionary Disclaimer

During the course of this presentation, we will comment upon future events and make projections about the future financial performance of the Company, including statements related to the Company's expected sales, product shipments and acceptance, gross margins, operating expenses, profits, cash flow, and income tax expense. We will discuss our products, the markets they address and acceptance of those products by the market. We wish to caution you that these are forward looking statements that are based upon our current expectations, and that actual results could differ materially as a result of various risks and uncertainties, including, without limitation, the following: inability to develop and deliver new products and technologies as planned; inability to accurately forecast the demand for our products and services; the possibility that orders in backlog may be cancelled, delayed or rescheduled; and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update the forward-looking statements made during this presentation.

Introduction

2002

- Intevac Now Has Revolutionary New Intensified Imaging Products Addressing Major Markets

Historically

- Intevac Recognized As Leading Supplier of Coating Equipment for Hard Drive Media
  - >$120 million revenue 1997
  - Business depressed in recent years
  - Completed diversification into flat panel display equipment market

Future

- Company Growth Driven by Intensified Imaging Products

Intevac Strategy

- Focus on Rapid Development of Intensified Imaging
  - Large Available Markets
  - Highly Differentiated Products and Technology

- Equipment Business
  - Completed major new Flat Panel Display equipment development
  - Transition to FPD and Intensified Imaging Equipment
  - Generate Cash from Operations

- Improve Balance Sheet via Technology Sales and/or Restructuring

Laser Illuminated Viewing and Ranging LIVAR®

LIVAR® . . . A sensor system for collecting a new class of stealthy long-standoff non-cooperative target ID imagery.

- Uses FLIR technology for surveillance and target queing
- Uses eyesafe pulsed laser for rangefinding and target illumination
- Range-gated to eliminate target clutter and improve all-weather performance
- Cost-effective retrofit to existing targeting systems


UAV
Communication Links With Battlefield Assets and Command
Ground Station
FLIR (Forward Looking Infra Red)
TARGETING FLIR Image
LIVAR® Image

Combat ID Imagery at FLIR Detection Ranges

LIVAR® Operational Concept

Acquire -w- FLIR



ID -w- LIVAR®

Targets are searched for and acquired with FLIR

Laser pulse is fired to determine Range-To-Target (RTT)

Processor calculates and automatically sets illuminator beam divergence and range gate using RTT data

Automatically provides second laser pulse which is received by the LIVAR® gated camera to create a high resolution, laser illuminated image of the target

Image transmitted for target confirmation

User ID's target and takes appropriate action

LIVAR® Technology Breakthrough

- High sensitivity in near IR (1000 X increase)
- High resolution (5x increase in target ID range)
- IR laser illuminator is eyesafe & covert
- Ability to see enemy at night, at long range, creates major advantage for the war fighter
- LIVAR® can be used in air, ground, maritime, and manportable systems

Range = 11km over water at Night



Range = 28 km at Night



Range = 10 km at Night



Man-Portable LIVAR® System

- Revolutionary Capability in Target ID >3km
- Traditional FLIR for Target Detection
- Uses LIVAR for Target ID
  - Provides target range
- $490M Worldwide Market Potential*



RANGE: 2km


LIVAR


PORT ON
Integral FLIR

*Company Estimate

Vehicle Mounted LIVAR® Systems

- LIVAR for Armor and Scout Vehicle Applications
  - Allows Target ID to > 7km range
  - Cost effective upgrade and for new systems
- $150M US Market Potential*



Scout Vehicle Application

** Company Estimate*

Unmanned Aerial Vehicles (UAV)

- LIVAR Provides Day/Night, Long Range Target ID
- Can Be Integrated on a Variety of UAV Platforms
  - Predator
  - Global Hawk
  - Tactical UAV

Predator UAV




High Altitude Endurance
Unmanned Aerial Vehicle
Global Hawk
SATCOM
Dark Star
Unit Flyaway Price
• High Resolution Imagery
RADAR & EO/IR
• Remote Control & Tasking
• Communications
• Interface to Tactical Intel &
Operations

Airborne LIVAR® Systems

- Enables Positive Target ID at Long Range (> 20km)
  - Reduces friendly fire and civilian casualties
  - Increases standoff range for increased pilot safety
- Development Programs Now Underway
- Potential Market Includes all Airborne Platforms with Targeting Capability
  - $230M known market



Target Tracking for Airborne Laser



28km LIVAR® Image



Radar Blip

Low Light Level Digital Video Camera Intensified Imaging Technology

- Logical Extension of LIVAR® Technology
- Electron Bombarded CMOS Imager
- Low cost, compact, lightweight design
- Intevac patented technology
- Camera electronics on-chip
- Dual day/night operation
- SXGA (1024 x 1280) resolution
- Low power < 600 mW @ 3 VDC



CONTROL SIGNALS
AND BIAS VOLTAGES
CMOS Imager
PHOTO-
ELECTRONS
VIDEO
OUTPUT
PHOTOCATHODE
IMAGE PHOTONS



Intensified Light Imager

Low Light Level Surveillance Cameras

- Commercial Security and Nighttime Surveillance
- Military Unattended Ground Sensor
- Performance Comparable to Gen III Night Vision Technology at 1/3 the Cost
- Perform 100x better than best low light CCD
- Offered as Complete Camera or Reference Design Kit
  - Flexibility for OEM integration
- $400M Annual Market Potential*




COHU

Photos provided courtesy of Cohu, Inc., Electronics Div.

** Company Estimate*

Machine Vision / Scientific Cameras

- Tailored for Microscopy Medical Imaging and Machine Vision Applications
- Standard CCTV Camera Packaging and Functionality
- Offered as Complete Camera or Reference Design Kit
- Enables New Markets





Photos provided courtesy of Cohu, Inc., Electronics Div.

Head-Mounted Cameras

- Low Light Level Camera Module Integrated into a Head-Mounted Imaging System
- Gen III Night Vision Performance Coupled with a High Resolution Miniature Display
- $200M Annual Potential Military Market Beginning 2007*
- $20M Annual Potential Recreational Night Vision Market Beginning 2004*



Military HMD (Conceptual)

** Company Estimate*

Photodiode Business
10 and 40 Gb/s Photodiodes for Optical Communications

- Leverages LIVAR® Sensor Technology
  - Similar device structure
  - In GaAs/InP structure
  - Key intellectual property
- World-Class Growth Capability & Processing Knowledge Base
  - > 20 years experience in OMVPE growth & III-V processing
  - Share manufacturing cost with LIVAR® sensors
- Key Differentiators
  - High Speed - 40 Gb/s
  - High Dynamic Range
  - Low Dark Current
  - Low Cost (unpackaged)





Low Cost Manufacturing

Intevac Low Light Level Camera Sensor



- New Low Cost Approach
- Continuous Flow
- Automated
- 60,000 Unit Annual Capacity

Gen III Night Vision Tube



- Traditional Manufacturing Approach
- Batch Mode
- Manual
- 1,500 Unit Annual Capacity

Intensified Imaging Product Family

Technology	Product/Application	Beta*	Production*
LIVAR	Model 120/Commercial Camera	2000	2001
	LIVAR 2200/Portable LIVAR Sys.	2002	2003
	Model 300/Airborne Missile Tracking	2001	2006
	Model 111/Airborne LIVAR Camera	2003	2003
	UAV (Unmanned Aerial Vehicle)	2003	2005
	CETS (Cost Effective Targeting Sys.)	2004	2006
EBAPS Low Light Camera	Model E100/Low Light Surveillance	2002	2003
	Model E200/ Low Light Surveillance	2003	2003
	Model E300/ Low Light Surveillance	2003	2003
	Model E400/Day-Night Camera	2003	2004
	Model E4000 Head Mounted Sys.	2004	2005
Photodiode	10 Gb/s	2001	2002
	40Gb/s	2001	2003

** Company Estimate*

Intensified Imaging Products

		Served Markets	Annual Market Size*
LIVAR®		Target Tracking for Airborne Laser Army Cost Effective Targeting System Manned/Unmanned Airborne Man-Portable, Land/Marine	$ 200 Million Post 2005
Extreme Low Light Video Cameras		Security Scientific Recreational Military Head Mounted	$ 400 Million
High Performance Photodiodes 10 Gb/s 40 Gb/s		Optical Communications >40 Customer Evaluations in Progress	$ 200 Million Post 2005

* *Company Estimate*

Business Model

- **Military**
  - Leading Edge Application of Intensified Imaging Technology
  - Long Lead Time, Long Term High $ Contracts
  - ~15% Pretax
- **Commercial**
  - Leverages Military R&D
  - Quicker to Market
  - ~35% Pretax

Intevac Management

Kevin Fairbairn, CEO
(February 2002)

- Former VP & GM, Applied Materials (16 years)
- Multiple successful new product developments, launches and market developments
- 27 years in high technology

Verle Aebi, President,
Photonics Business

- Conceptualized and productized LIVAR and associated technologies
- Led higher performance GEN III Night Vision development
- 25 years photonic technology including 11years at Intevac

Charley Eddy
CFO

- 11 years CFO, Intevac, led IPO
- CFO at 2 start-ups
- Plant Manager and Controller at Intel

Photonics Team

- Continuity from inception to productization
- 50% of team have 11 years Intevac experience
- Demonstrated success in manufacturing leading edge night vision tubes (60,000 units)

Summary

- Transitioning Focus To Intensified Imaging From Equipment
- Creating New Division to Exploit Commercial Market
- Revolutionary Intensified Imaging Technology With Critical IP Protection
- Broad Range Of Enabling Products
  - LIVAR® for high-end military applications
  - Low Light Level Digital Camera for high-volume commercial markets
- Experienced Management And Technology Team
- Low Cost Manufacturing Strategy